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                                                                    Exhibit 23.1

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                              ACCOUNTANTS' CONSENT



The Board of Directors
First Federal Lincoln Bank:


We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" and "Legal and Tax Opinions" in the prospectus.

Our report dated August 20, 1997 (October 7, 1997 as to note 21) refers to a change in the accounting for securities.


                                        /s/ KPMG Peat Marwick LLP
Lincoln, Nebraska
December 11, 1997
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                [KPMG PEAT MARWICK LLP LETTERHEAD APPEARS HERE]

                             ACCOUNTANTS' CONSENT

The Board of Directors
First Federal Lincoln Bank:

We consent to the use of our report on the financial statements of the First Federal Lincoln Bank Savings Plan included herein in the savings plan prospectus supplement.

Our report dated June 13, 1997 disclaims an opinion on the Savings Plan financial statements as permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



                                        KPMG Peat Marwick LLP

Lincoln, Nebraska
December 11, 1997